Exhibit 99.1

Rightscorp Reports 40% Increase In Number Of Participating Internet Service Providers

Company Has Received Copyright Infringements Settlements from Customers of More Than 70 ISPs

Santa Monica, Calif. - May 8, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has received settlement payments from subscribers on more than 70 ISPs. The increase in ISP participation from roughly 50 to over 70 gives Rightscorp the ability to collect payments on a larger number of copyright infringers, which directly impacts the Company’s revenue growth.

Christopher Sabec, CEO of Rightscorp comments, “These 70 ISPs cover an estimated 15% of U.S. homes and include 5 of the top 10 ISPs. This enables us to not only increase our target reach with each ISP added, but gives us more opportunities to increase revenues going forward. We have found that adding just one ISP opens up thousands of opportunities for monetization per infringement. “

The amount of bandwidth used for copyright infringement in North America, Europe, and Asia Pacific accounts for 24% of total Internet bandwidth according to NetNames. Not only do copyright holders suffer from loss of sales and revenues, but ISPs also suffer and are affected by copyright infringement on their networks. The higher the amount of illegal Internet traffic that violates copyrights, the larger the maintenance costs ISPs must pay. Rightscorp’s proprietary patent-pending copyright infringement monitoring software solution, which protects copyright owners against digital loss and the unauthorized online distribution of content including music, movies, games, books, software and other digital content, is beneficial to ISPs as it warns about repeat infringers allowing ISPs to shut down the infringers’ service. The benefit for ISPs to work with Rightscorp is reduced liability, reduced costs, and improvement in bandwidth.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

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Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

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